SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                             (Amendment No.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                           MID-AMERICA BANCORP
              (Name of Registrant as Specified In Its Charter)

                             Robert H. Sachs
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies.


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     (4)  Proposed maximum aggregate value of transaction:


     Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                              $125.00*
     (2)  Form, Schedule or Registration Statement No.
                              Preliminary Proxy Filing

     (3)  Filing Party:
                              Mid-America Bancorp

     (4)  Date Filed:
                              February 25, 1994*

Notes: * Fee was paid by Registrant at the time of its paper filing of the preliminary Proxy Statement and proxy card. A confirming filing of each of these documents was made with the Commission via EDGAR on March 3, 1994.

                    MID-AMERICA BANCORP
                       500 West Broadway
                  Louisville, Kentucky 40202

            Notice of Annual Meeting of Shareholders
                    to be held April 21, 1994

To The Shareholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Mid-America Bancorp, a Kentucky corporation (the "Company"), will be held in the Label Room, Executive Inn, Louisville, Kentucky, on Tuesday,
April 21, 1994 at 10:00 a.m., Eastern time, for the following purposes:

(1) Creation of Classified Board of Directors. To approve an amendment to the Company's Articles of Incorporation to provide for the classification of the Board of Directors.

(2) Election of Directors. To elect seventeen directors of the Company. Provided the amendment to the Articles of Incorporation to classify the Board of Directors is approved by shareholders, directors will be elected as follows: Six directors to serve for a three-year term, six directors to serve for a two-year term and five directors to serve for a one-year term. Otherwise, all seventeen directors will be elected for a one year term.

(3) Adoption of Deferred Compensation Plan for Directors. To adopt a plan allowing non-employee members of the Board of Directors to defer the compensation they receive from the Company as Directors.

(4) Increase in Authorized Number of Shares of Common Stock. To approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock from 10 million shares to 12 million shares.

(5) Ratification of Independent Auditors. To ratify the appointment of KPMG Peat Marwick as the Company's independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1994.

(6) Other Matters. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 17, 1994, will be entitled to notice of and to vote at the Annual Meeting.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                         By Order of the Board of Directors
Louisville, Kentucky                        Orson Oliver
March 9, 1994                               President

                              MID-AMERICA BANCORP

                               500 West Broadway
                          Louisville, Kentucky 40202

                                Proxy Statement
                                      for
                        Annual Meeting of Shareholders
                                April 21, 1994

                             GENERAL INFORMATION

    This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Mid-America Bancorp, a Kentucky corporation (the "Company"), to be used at the Annual Meeting of shareholders (the "Annual Meeting") to be held in the Label Room, Executive Inn, Louisville, Kentucky at 10:00 a.m., Eastern time, on Tuesday, April 21, 1994, and at any adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. This Proxy Statement and accompanying proxy are first being mailed to shareholders on or about March 9, 1994. The Company's Annual Report to Shareholders for the year ended December 31, 1993, including consolidated financial statements, accompanies this Proxy Statement.

    Shares represented by properly signed and dated proxies in the accompanying form received by the Company will be voted at the Annual Meeting or any adjournments thereof. If instructions have been specified with respect to a proposal, such shares will be voted in accordance with such instructions. If no instructions are given, the shares represented by the proxy will be voted FOR the nominees for director named in the Proxy Statement and FOR all other proposals referred to herein and in the discretion of the Proxy holder for any other matter that may be brought before the meeting. Pursuant to the Company's By-Laws, the proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised, by filing with the Secretary of the Company written notice of such revocation or by executing and delivering to the Secretary a proxy bearing a later date. Shareholders submitting proxies may also revoke such proxies by voting in person at the Annual Meeting.

    The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The initial solicitation of proxies by mail may be supplemented by directors, officers and employees of the Company or its banking subsidiary, Mid-America Bank of Louisville and Trust Company (the "Bank"), by telephone or other means of communication. None of the directors, officers or employees of the Company or the Bank will receive any additional compensation for any such supplemental solicitation of proxies. Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, without par value ("Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

    Only shareholders of record at the close of business on February 17, 1994 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 8,518,866 outstanding shares of Common Stock. Other than for the election of directors, each share entitles its holder to one vote on all matters to be acted upon at the Annual Meeting. In electing directors, each shareholder has the number of votes equal to the number of shares held by him or her on the Record Date multiplied by the number of directors to be elected. Each shareholder may cumulate his or her votes and cast all such votes for one nominee or may distribute such votes among as many nominees as he or she chooses.

    A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter.

                      PRINCIPAL SHAREHOLDERS

    Except as set forth below, the Company knows of no shareholders who beneficially owned more than 5% of the Company's outstanding Common Stock at the Record Date.


Name and Address of                                 Percentage
Beneficial Owner           Number of Shares (1)    of Class (1)
- -------------------        --------------------    ------------
Bertram W. Klein
6403 Shrader Lane
LaGrange, Kentucky  40031        1,784,052(2)         20.8%

June K. Atlas
#4 Indian Hills Trail
Louisville, Kentucky  40207        458,102(3)(4)       5.4%

Edna K. Yarmuth
#5 Indian Hills Trail
Louisville, Kentucky  40202        448,237(3)          5.3%

Gail K. Garlove
1215 Navajo Court
Louisville, Kentucky  40207        541,378(3)          6.4%

Liberty National Bank and
Trust Company of Louisville
416 West Jefferson Street
Louisville, Kentucky  40202        468,411(5)          5.5%
______________________________
(1) Based upon information furnished to the Company by the named persons and information contained in shareholder records of the Company.
        Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares shown for them. The numbers shown include shares which are not currently outstanding but of which the named person has the right to acquire beneficial ownership within 60 days of the Record Date. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the named person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)     Includes the following shares beneficially owned by Mr. Klein:
        901,276 shares held in trusts over which Mr. Klein has sole or shared voting and investment power as trustee or co-trustee; 317,490 shares held by entities over which Mr. Klein has sole voting and investment power; 283,070 shares in which Mr. Klein shares voting power pursuant to powers-of-attorney; 29,987 shares held by Mr. Klein under the Company's 401(k) and Employee Stock Ownership Plan ("ESOP") at December 31, 1992, the most current plan information available; and 31,872 shares which Mr. Klein has the right to acquire pursuant to the exercise of options exercisable currently or within 60 days after the Record Date under the Company's stock option plans. Also includes 63,709 shares held by Mr. Klein's spouse, with respect to which Mr. Klein shares voting and investment power.
(3) Includes 388,381 shares held in the Estate of Hattie B. Klein for which Ms. Atlas, Ms. Yarmuth and Ms. Garlove serve as co-executors, with shared power to vote and invest such shares.
(4) Includes 9,513 shares held by Ms. Atlas and her spouse as joint tenants, as to which Ms. Atlas shares voting and investment power.
(5) Includes 294,718 shares over which Liberty National Bank has sole voting power and 173,693 shares over which Liberty National Bank has shared voting power. Liberty National Bank has sole dispositive power with respect to 337,993 shares and shared dispositive power with respect to 130,418 shares.

           1.   CREATION OF CLASSIFIED BOARD OF DIRECTORS

    The Board of Directors has adopted a resolution recommending that shareholders consider and approve at the Annual Meeting a proposal ("Proposed Amendment") to amend Article V of the Articles of Incorporation of the Company to read in its entirety as follows:

                            "ARTICLE V

                 Number and Authority of Directors

        The Board of Directors shall consist of not fewer than 10 nor more than 21 individuals, with the exact number of individuals within such range to be determined by resolution of the Board of Directors from time to time. The directors shall be divided into three classes as nearly equal in number as may be. At the annual meeting of shareholders in 1994, one class of five directors shall be elected for a one-year term, one class of six directors shall be elected for a two-year term, and one class of six directors shall be elected for a three-year term. Commencing with the annual meeting of shareholders in 1995 and at each succeeding annual meeting, successors to the class of directors whose terms expire at such meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any additional directors of a class shall hold office for a term which will coincide with the remaining term of the other directors of the class. Except as otherwise set forth in the Kentucky Business Corporation Act, the Board of Directors shall have the authority to exercise all the corporate powers of the Corporation and shall manage all of the business and affairs of the Corporation."



    Currently, directors are elected annually to serve one-year terms. If this Proposed Amendment is approved, the Board of Directors will be comprised of three classes of directors, each class consisting as nearly as possible of one-third of the Board, with one class to be elected each year. Members of all three classes would be elected initially at the 1994 Annual Meeting as follows: five directors for a term expiring at the 1995 annual meeting; six directors for a term expiring at the 1996 annual meeting; and six directors for a term expiring at the 1997 annual meeting. In each case, directors shall serve until their respective successors are duly elected and qualified.

    There is a trend towards the accumulation of substantial stock positions in public corporations by outside parties either with a view toward utilizing a controlling block of stock to force a merger or consolidation or as a prelude to proposing a restructuring or sale of all or part of a corporation. These actions are often undertaken without advance notice to or consultation with management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists the efforts to obtain representation on the board, the outside parties may commence proxy contests to have themselves or their nominees elected to the board in place of certain directors or the entire board.

    It is believed that in many circumstances such efforts may not be beneficial to the interests of a corporation and its shareholders, because they may deprive management of the time and information necessary to evaluate the proposals, to study alternative proposals and to help ensure that he best price is obtained in any transaction which may ultimately be undertaken. The Proposed Amendment is designed to protect against rapid shifts in control of the Board of Directors and assist in assuring continuity in the management, affairs and business strategies of the Company. If enacted, the Proposed Amendment may also make it more difficult for outside parties to force a merger, consolidation, restructuring or sale of all or part of the Company. The Company is not aware of any specific effort by anyone to obtain control of the Company.

    The Board of Directors believes that the Proposed Amendment would help ensure continuity of experience which is desirable and in the best interests of the Company and its shareholders. However, the Proposed Amendment would make a change in directors for any reason more difficult at each election of directors even if this would be beneficial to the shareholders generally, since the staggering of terms would have the effect of requiring at least two shareholder meetings to effect a change in majority control of the Board.

    The affirmative vote of a majority of shares of the Common Stock of the Company cast at the Annual Meeting on this proposal is required to approve the Proposed Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT.

                      2.  ELECTION OF DIRECTORS

    A Board of 17 Directors will be elected at the Annual Meeting. If the shareholders approve the proposal to establish three classes of directors (Proposal 1 herein), five directors will be elected to serve one-year terms, six directors will be elected to serve two-year terms and six directors will be elected to serve three-year terms, in the classes set forth below. If the shareholders do not approve the proposal, then 17 directors will be elected to serve, subject to the provisions of the Company's By-Laws, until the next annual meeting and until their successors are duly elected and qualified. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for substitute nominees.


    Set forth on the following pages, for each of the three classes, are the names of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with information regarding the number of shares of the Company's Common Stock owned by each, his or her principal occupation during the past five years and certain other information. Information relating to the ownership of shares by the executive officers named in the Summary Compensation Table of this Proxy Statement, and all the directors and executive officers as a group, is also included.

                        Positions and
                            Offices         Director    Principal          Total           % of
Name                    Age Currently Held  Since       Occupation         Shares(1)       Class(2)

CLASS I NOMINEES (1-Year Term)

Robert P. Adelberg      56  Director        1975        President, Robert    5,543         (4)
                                                        Adelberg Insurance
                                                        Agency, insurance
                                                        services, Louisville,
                                                        Kentucky

Stanley L. Atlas        56  Director        1978        Retired Executive   72,881(3)      (4)
                                                        Vice President of
                                                        the Company

Martha Layne Collins    57  Director        1988        Former Governor of     178         (4)
                                                        Kentucky; President,
                                                        St. Catherine College,
                                                        Springfield, Kentucky;
                                                        President, Collins &
                                                        Associates, economic
                                                        development consulting
                                                        Lexington, Kentucky

Bertram W. Klein        63  Chairman of the  1967       Chairman of the    1,784,052 (7)   20.8%
                            Board, Chief Executive      Board and Chief
                            Officer and Member of       Executive Officer
                            Executive Committee         of the Company

Al J. Schneider         79  Director        1964        President, Home      230,315 (5)    2.7%
                                                        Supply Company,
                                                        general contracting,
                                                        Louisville, Kentucky

CLASS II NOMINEES (2-Year Term)

Harry S. Frazier, Jr    61  Director        1990        Executive Vice-        3,030 (6)    (4)
                                                        President, HFH, Inc.,
                                                        real estate development,
                                                        Louisville, Kentucky

Donald G. McClinton     60  Director        1980        Investor/owner        10,230 (8)    (4)
                                                        Skylight Thoroughbred
                                                        Training Center, Inc.
                                                        Louisville, Kentucky

John S. Palmore         76  Director        1983        Retired Chief            359       (4)
                                                        Justice, Supreme Court of
                                                        Kentucky; Attorney, Jackson
                                                        and Kelley, Lexington,
                                                        Kentucky

Woodford R. Porter, Sr. 75  Director        1981        Chairman of the        2,119       (4)
                                                        Board and Chief Executive
                                                        Officer, A.D. Porter &
                                                        Sons, funeral services,
                                                        Louisville, Kentucky

Raymond L. Sales        71  Director        1986        Attorney,              4,966(9)    (4)
                                                        Managing Partner, Segal
                                                        Isenberg, Sales, Stewart,
                                                        Cutler & Tillman,
                                                        Louisville, Kentucky


Thomas E. Sandefur, Jr. 54  Director        1985        Chairman and Chief     1,816       (4)
                                                        Executive Officer,
                                                        Brown & Williamson
                                                        Tobacco Corp., tobacco
                                                        products, Louisville,
                                                        Kentucky


CLASS III NOMINEES (3-Year Term)

Leslie D. Aberson       57  Director        1983        Attorney, Washer,    18,379(10)    (4)
                                                        Kaplan, Rothschild,
                                                        Aberson & Miller,
                                                        Louisville, Kentucky

                         Positions and
                            Offices         Director    Principal          Total           % of
Name                    Age Currently Held  Since       Occupation         Shares(1)       Class(2)


William C. Ballard, Jr. 53  Director        1991        Attorney, Of          5,671(11)    (4)
                                                        Counsel, Greenebaum
                                                        Doll & McDonald, Louisville,
                                                        Kentucky; retired Executive
                                                        Vice President and Chief
                                                        Financial Officer, Humana
                                                        Inc., integrated health care
                                                        services, Louisville, Kentucky

Peggy Ann Markstein     43  Director        1992        Assistant             7,106(12)    (4)
                                                        Prosecuting Attorney,
                                                        Butler County Prosecutor's
                                                        Office, Hamilton, Ohio

Orson Oliver            50  Director,       1978        President of the     61,329(13)    (4)
                            President and Member        of the Company
                            of Executive Committee

Benjamin K. Richmond    50  Director        1993        President,              103        (4)
                                                        Louisville Urban League

Henry C. Wagner         51  Director        1989        President and           700        (4)
                                                        Chief Executive Officer,
                                                        Jewish Hospital
                                                        Healthcare Services,
                                                        Inc., and Jewish Hospital,
                                                        Inc., medical services,
                                                        Louisville, Kentucky


                                                                    Total                % of
Non-Director Named Executives                                     Shares (1)           Class(2)

Wallace A. Fudold                                                  45,814(14)            (4)
Thomas L. Weber                                                    60,975(15)            (4)
Paul Henry                                                         48,274                (4)
All Directors and Executive Officers
    as a group (27 in number,
    including the above)                                        2,383,440(16)          28.0%

        _____________________________________
(1) Based on the beneficial ownership rules of the Securities and Exchange Commission as described in footnote 1 to "PRINCIPAL SHAREHOLDERS." Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares shown for them.

(2) Based on 8,518,866 shares outstanding as of the Record Date. Shares of Common Stock subject to options exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person.

(3) Includes 9,513 shares held by Mr. Atlas and his spouse as joint tenants, as to which Mr. Atlas shares voting and investment power. Includes 14,246 shares held by Mr. Atlas under the Company's ESOP at December 31, 1992, the most current plan information available. Also includes 10,300 shares which Mr. Atlas may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date. Mr. Atlas' spouse is Bertram W. Klein's first cousin. Mr. Atlas and his spouse have granted a proxy to Bank management pursuant to an Agreement to vote their shares and have granted a right of first refusal to the Bank and its Chairman prior to selling such shares to any third party. See "Employment and Consulting Agreements."

(4)     Less than 1%.

(5)     Includes 61,254 shares held in entities controlled by Mr. Schneider.

(6) Includes 333 shares held in trust for Mr. Frazier's daughter, as to which Mr. Frazier shares voting and investment power.

(7) See footnote 2 to "PRINCIPAL SHAREHOLDERS" for a description of the shares beneficially owned by Mr. Klein.

(8) Includes 5,562 shares held by Mr. McClinton's spouse, as to which shares Mr. McClinton shares voting and investment power.

(9) Includes 1,279 shares held by Mr. Sales' spouse as to which Mr. Sales shares voting and investment power.

(10) Includes 1,826 shares held in trust over which Mr. Aberson has voting and investment power. Also includes 8,061 shares held by Mr. Aberson's spouse, as to which shares Mr. Aberson shares voting and investment power.
(11) Includes 4,448 shares held in trusts with respect to which Mr. Ballard serves as trustee with the power to vote and invest such shares.

(12) Includes 922 shares held by Ms. Markstein as custodian for her children.

(13) Includes 17,961 shares held by Mr. Oliver under the Company's ESOP at December 31, 1992, the most current plan information available. Also includes 43,247 shares which Mr. Oliver may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date.

(14) Includes 1,501 shares held by Mr. Fudold and his spouse as joint tenants, with respect to which Mr. Fudold shares voting and investment power. Also includes 7,246 shares held by Mr. Fudold under the Company's ESOP at December 31, 1992, the most current plan information available, and 37,067 shares which Mr. Fudold may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date.

(15) Includes 38,097 shares which Mr. Weber may purchase under options granted under the Company's stock option plans and exercisable currently or within 60 days after the Record Date. This also includes 6,842 shares held by Mr. Weber under the Company's ESOP at December 31, 1992, the most current information available and 1,030 shares held by Mr. Weber's spouse, as to which Mr. Weber shares voting and investment power.

(16) Includes 238,784 shares which may be purchased by all Executive Officers and Stanley Atlas (who though no longer and Executive Officer has options for 10,300 shares expiring March 17, 1994 included in this total) as a group under options granted pursuant to the Company's stock option plans and exercisable currently or within 60 days after the Record Date.


Information Concerning the Board of Directors

    Directors' Compensation. Directors who are not officers of the Company are paid a fee of $1,000 for attending each meeting and are paid $100 if they do not attend. Directors who are also officers do not receive any additional compensation for serving as a director.

    Meetings of the Board. During 1993, the Company's Board of Directors held 12 regularly scheduled meetings and one annual organizational meeting. Each director of the Company attended at least 75% of the aggregate of:
(1) the total number of meetings of the Board of Directors held during the period for which he or she has served as a director; and (2) the total number of meetings held by all committees of the Board of Directors on which the director served, in 1993.

    Board Committees. The Board of Directors has a number of committees, including an Audit Committee, Planning and Management Committee and Nominating Committee, each of which is comprised solely of non-employee directors.

    The Audit Committee consists of William C. Ballard, Jr., Henry D. Burns, John S. Palmore, Woodford R. Porter, Sr., Donald G. McClinton, Benjamin K. Richmond, Thomas E. Sandefur, Jr. and Henry C. Wagner. The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the Company (and the Bank), reviews the reports of the regulatory examiners and makes recommendations to the Board of Directors as may be appropriate. The Audit Committee meets on a quarterly basis, and accordingly, held four meetings during 1993.

    The Planning and Management Committee consists of Raymond L. Sales, Leslie D. Aberson, William C. Ballard, Martha Layne Collins, Thomas E. Sandefur, Jr., Al J. Schneider and Henry C. Wagner. The principal duties of this Committee are to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. This committee is also responsible for administering the Company's 1991 Incentive Stock Option Plan. The Planning and Management Committee met once during 1993.

    The Nominating Committee consists of Robert P. Adelberg, Martha Layne Collins, Harry S. Frazier, Katherine G. Peden, and Al J. Schneider. The Nominating Committee's duties include seeking qualified and capable individuals to serve on the Company's Board of Directors. The committee will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Nominating Committee, Mid-America Bancorp, 500 West Broadway, Louisville, Kentucky 40202. The Nominating Committee met once during 1993.

    Nominees for director of the Company hold directorships in other companies registered under Section 12 or subject to the requirements of
Section 15(d) of the Securities Exchange Act of 1934, or registered as an investment company under the Investment Company Act of 1940, as follows:
William C. Ballard, Jr. is a director of LG&E Energy Corp., United Healthcare Corp. and Vencor, Inc.; Martha Layne Collins is a director of the Eastman Kodak Company and R. R. Donnelly & Sons Company; Katherine G. Peden is a director of Westvaco and a member of the advisory board of the Norfolk Southern Corporation; and Henry C. Wagner is a director of Lumex, Inc.

EXECUTIVE COMPENSATION

    Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company and the Bank for the last three fiscal years of the Chief Executive Officer and the other five most highly compensated executive officers of the Company during 1993.

                   SUMMARY COMPENSATION TABLE

                                                             Long-Term
                            Annual Compensation             Compensation
                            -------------------------       ------------
                                                               Stock
                                                              Options       All Other
Name and Principal Position Year    Salary      Bonus(1)    (in Shares) Compensation (2)
- --------------------------- ----    ------      --------    ----------- ----------------

Bertram W. Klein            1993    $352,000    $35,200       10,000       $43,595
  Chairman of the Board &   1992     340,000     34,000       10,340        44,111
  Chief Executive Officer   1991     340,000     34,000       11,680



Orson Oliver                1993    $230,000    $23,000       10,000       $13,951
   President                1992     218,000     21,800       10,340        13,711
                            1991     210,000     21,000       11,680


Wallace A. Fudold           1993    $183,000    $18,300       10,000       $10,595
   Executive Vice President 1992     171,000     47,100       10,340         7,695
                            1991     163,000     16,300       11,680

Thomas L. Weber             1993    $137,000    $13,700       10,000       $ 8,665
   Executive Vice President 1992     125,000     12,500       10,340         5,625
                            1991     125,000     12,500       11,680


Stanley L. Atlas (3)        1993    $115,000    $ -0-          -0-         $10,404
   Executive Vice President 1992     115,000     11,500       10,340        10,504
                            1991     115,000     11,500       11,680

Paul Henry                  1993    $107,000    $10,700       10,000       $ 9,958
   Executive Vice President 1992      95,000      9,500       10,300         9,418
                            1991      90,000      9,000       11,680

_____________________________
(1) The amounts shown in this column represent payments made under the Company's Incentive Compensation Plan, pursuant to which Senior Vice Presidents, Executive Vice Presidents and other executive officers of the Company and the Bank are eligible to receive a cash bonus or award if the Company's annual return on assets is 1% or greater. See Compensation Committee Report on Executive Copmpensation."

(2)  Amounts in this column include:
            (a) Contributions by the Company to the Company's 401(k) and Employee Stock Ownership Plan, a defined contribution plan ("ESOP"), on behalf of the named executive officers. All employees of the Company who have attained age 20 1/2 and who have been credited with 500 hours of service in a six-month period with the Company or the Bank are generally eligible to participate in the ESOP. Participants may elect to have 2% to 5% of their pre-tax compensation contributed to the ESOP with the Company contributing an amount of up to 4.5% of the participant's compensation. Also includes Company contributions under the Company's Benefit Restoration Plan, a defined contribution plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.

           (b) Amounts paid to the named executive officers under the Bank's Key-Per Plan. The Key-Per Plan is an unfunded employee welfare benefit plan available to certain employees in the position of Senior Vice President or more senior office. After participants have held the office of Senior Vice President or higher with the Bank for 10 years, the participant begins to receive equal monthly payments from the Key-Per Plan over the next 10 years, provided the participant remains employed by the Bank during such period. There have been no participants added to the Key-Per Plan since 1986.

            (c) Payments by the Company of premiums to fund a key person, split-dollar life insurance arrangement for Mr. Klein. The Company will be reimbursed for all premiums paid and will receive a portion of the benefits paid as a named beneficiary under the policy.

(3) Mr. Atlas retired as an executive officer of the Company effective December 17, 1993. He will continue to serve as a director and provide consulting services pursuant to an agreement with the Company entered into at the time of his retirement. See "Executive
     Compensation -- Employment and Consulting Agreements."

                        OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information as to the stock options granted to the named executive officers during 1993 pursuant to the Company's Incentive Stock Option Plan. The Company did not grant any stock appreciation rights ("SARs") to the named executive officers during 1993.


                                                                         Potential Realizable
                                                                           Value At Assumed
                    Number of   Percent of                                  Annual Rates of
                    Securities  Total Options   Exercise or             Stock Price Appreciation
                    Underlying  Granted to        Base                     for Option Term (3)
                    Options    Employees in       Price    Expiration   -------------------------
Name                Granted(1)  Fiscal Year     ($/Share)   Date (2)    5%($)         10%($)

Bertram W. Klein    10,000         4.9%          $19.94     12/20/98   $31,900     $ 92,585
Orson Oliver        10,000         4.9%           18.13     12/20/03   114,019      288,946
Wallace A. Fudold   10,000         4.9%           18.13     12/20/03   114,019      288,946
Thomas L. Weber     10,000         4.9%           18.13     12/20/03   114,019      288,946
Stanley L. Atlas         0          NA             NA          NA         NA          NA
Paul Henry          10,000         4.9%           18.13     12/20/03   114,019      288,946

______________________________________
 (1) All options were granted on December 20, 1993 and become exercisable beginning December 20, 1994. The exercise price of each of the options is equal to the closing price of the Company's Common Stock on the American Stock Exchange, Inc. ("AMEX") reported consolidated trading on the date of grant, with the exception of Mr. Klein's options which, as a result of Mr. Klein owning more than 10% of the outstanding voting stock of the Company, were granted at 110% of the closing price on such date.
 (2) Because Mr. Klein owns more than 10% of the outstanding voting stock of the Company, Mr. Klein's options have a term of only five years whereas the options of all other executive officers have a term of ten years.
 (3) Assumed annual appreciation rates are set by the Securities and Exchange Commission and are not a forecast of future appreciation.
        The amounts shown are pre-tax and assume the options will be held throughout the entire term. Actual gains, if any, are dependent upon the future performance of the Common Stock, as well as continued employment of the option holder through the vesting period.


                       AGGREGATED OPTION EXERCISES IN
                  LAST FISCAL YEAR AND FY-END OPTION VALUES

    Set forth below is information with respect to options exercised by the named executive officers during the 1993 fiscal year, and the number and value of unexercised stock options held by the named executive officers at the end of the fiscal year. None of the named executive officers exercised SARs during 1993 or held SARs at the fiscal year-end.


Name                 Exercise (#)   Realized ($)(1) Exercisable Unexercisable  Exercisable Unexercisable

Bertram W. Klein       11,044        $  76,977      31,872      10,000         $  96,631   $    -0-
Orson Oliver             -0-             -0-        43,247      10,000           220,279        -0-
Wallace A. Fudold       6,000           58,110      37,067      10,000           176,216        -0-
Thomas L. Weber         5,000           39,050      38,077      10,000           183,559        -0-
Paul Henry              1,400           11,984      32,291      10,000           142,163        -0-
                          400            2,324
Stanley L. Atlas       11,044          102,820      10,300         -0-            73,999        -0-
                        9,604           66,748
                        5,940           50,252
                        5,400           39,366

______________________
(1) Represents the difference between the market value of the Common Stock (or the sale price if shares were sold) on the date of exercise and the option exercise price.
(2) Based on the difference between the option exercise price and closing price of the Company's Common Stock in the AMEX reporting consolidated trading on December 31, 1993 ($17.75).

Retirement Plan

    The Company's non-contributory defined benefit Retirement Plan (the "Plan") originated on September 1, 1963 (as the Bank's Retirement Plan prior to formation of the Company in 1983) and has been amended several times to comply with governmental regulations and to reflect other changes made since the Plan was adopted. All employees of the Company and the Bank who have attained age 20 1/2 and who have been credited with 500 hours of service in a six month period with the Company or the Bank are generally eligible to participate in the Plan.

    The following table sets forth the estimated benefits payable following retirement at age 65 to persons in specified remuneration and years of participation classifications under the Plan. A portion of the benefits shown below will be paid from the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.

                          PENSION PLAN TABLE

                                        Years of Service
                        -----------------------------------------
Remuneration    15 Years    20 Years     25 Years     30 Years    35 Years
- -------------   --------    --------     ---------    --------    --------
$125,000       $ 27,765     $ 37,020     $ 46,275     $ 55,530    $ 64,785
 150,000         33,390       44,520       55,650       66,780      77,910
 175,000         39,015       52,020       65,025       78,030      91,035
 200,000         44,640       59,520       74,400       89,280     104,160
 225,000         50,265       67,020       83,775      100,530     117,285
 250,000         55,890       74,520       93,150      111,780     130,410
 300,000         67,140       89,520      111,900      134,280     156,650
 400,000         89,640      119,520      149,400      179,280     209,160
 450,000        100,890      134,520      168,150      201,780     235,410
 500,000        112,140      149,520      186,900      224,280     261,660


    Covered compensation includes salary and bonus. If an employee retires at the later of age 65 or the employee's fifth anniversary of participation, the employee will be entitled to a monthly pension payable for life with a minimum of 120 guaranteed payments equal to the product of:
(1) the sum of 1% of the first $400 of the employee's average monthly compensation (highest 10 consecutive years) plus 1.5% of the employee's average monthly compensation in excess of $400, multiplied by (2) the employee's years of credited service (up to 35 years). Employees with more than 35 years of credited service are entitled to additional monthly payments equal to 1.5% of the employee's average monthly compensation multiplied by the employee's years of credited service in excess of 35 years. The benefits as determined above and as listed in the pension table are not subject to any deduction for Social Security or other offset amounts.

    As of December 31, 1993, the persons named in the Summary Compensation Table who participate in the Retirement Plan had the following number of complete years of accredited service: Bertram W. Klein, 40 years; Orson Oliver, 18 years; Stanley L. Atlas, 28 years; Paul Henry, 29 years; Thomas
L. Weber, 9 years; and Wallace A. Fudold, 9 years.

Employment and Consulting Agreements

    Of the executive officers named in the Summary Compensations Table of this Proxy Statement, the Bank has entered into employment agreements with Orson Oliver and Wallace Fudold. The Bank also has similar employment agreements with five other executive officers of the Bank. Under the agreements, the term of employment continues from year to year and may be terminated by either the Bank or the executive officer for any reason upon 90 days' prior notice. If the Bank terminates the executive's employment for any reason other than "for cause", the Bank is required to pay the executive officer, in a lump sum payment, an amount equal to his then-current annual base salary.

    If a "change in control" (as defined in the agreements) of the Bank occurs, the term of the employment agreements automatically extends to a five-year term, commencing on the date of the change in control. During the five-year term, the Bank may terminate the employment agreements only "for cause", or on the death or disability of the executive officer. Additionally, during such five-year term, the Bank may not decrease the executive's salary below the annual level in effect prior to the change of control or otherwise reduce his duties as an executive officer of the Bank (a "Diminution of Duties"). If the Bank violates either of these provisions, the executive may elect to terminate the agreement and will be entitled to receive monthly payments equal to one-twelfth of the executive's then-current base salary for the lesser of three years or the remainder of the five-year term. If the executive officer terminates employment during the two-year period after a change in control, other than in connection with a Diminution of Duties, he will not be entitled to receive any termination benefits. If the executive elects to terminate the agreement after such two-year period, he will be entitled to receive monthly payments equal to one-twelfth of his then-current base salary for the remainder of the five-year term.

    Stanley L. Atlas retired as an Executive Vice President of the Company effective December 17, 1993. An agreement between the Company, the Bank and Atlas provides that he will receive annual supplemental retirement payments of approximately $62,000 until his 65th birthday. Mr. Atlas will provide consulting services to the Bank for a period of five years for an annual fee of $32,620. Mr. Atlas will remain a member of the board of directors (consistent with the By-Laws of the Company) as long as he or members of his family own or control at least 225,000 shares of the Common Stock of the Company (adjusted from time to time for stock dividends, splits, etc.). Mr. Atlas and his spouse granted to Bank management an irrevocable proxy with respect to all shares of Common Stock owned or controlled by them. Before disposing of their shares, they are required by the agreement to provide, in turn, the Bank and then its Chairman with a right of first refusal.


                           COMPENSATION COMMITTEE
                     REPORT ON EXECUTIVE COMPENSATION

    The Planning and Management Committee of the Board of Directors is comprised of the seven non-employee directors named below. The principal duties of the committee are to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Planning and Management Committee has furnished the following report relating to executive compensation during 1993.

    The Company's Compensation Program for its executive officers consists of base salary, the opportunity to earn an annual performance-based bonus and the ability to receive discretionary stock option awards. Each of these elements of compensation is discussed below.

    Base Salary. Base salary levels are established by this Committee and the other forms of compensation are fixed as described below. In general, base salary levels are set at the minimum levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the components of the Company's compensation structure.

    Incentive Compensation. The Committee believes that a portion of an executive officer's cash compensation should be subject to specific annual performance criteria. To accomplish this objective, the Company, in 1991, adopted an Incentive Compensation Plan (the "Bonus Plan"). The Bonus Plan is intended to provide an immediate recognition of managerial efforts through a cash bonus or award tied to the Company's annual return on assets. The Bonus Plan is open to participation by Senior Vice Presidents, Executive Vice Presidents and other more senior executive officers of the Company and the Bank. The amount of cash bonus or award paid to each participant for a fiscal year is based on a ratio determined by dividing the consolidated net earnings of the Company by the total average consolidated assets of the Company for the fiscal year, determined in accordance with generally accepted accounting principles consistently applied, and the participant's base salary and position during the fiscal year. Cash bonuses or awards to participants are determined under the following schedule:

                                    Award as a Percentage
                                       of Participant's
                                         Base Salary
                        -----------------------------------------------
Return on               Executive Vice                      Senior Vice
Assets Ratio            Presidents and Above                Presidents
- ------------            --------------------                ------------
0-.99%                       0%                                 0%
1.00-1.09%                  10%                               5.0%
1.10-1.19%                  11%                               5.5%
1.20-1.29%                  12%                               6.0%
1.30-1.39%                  13%                               6.5%
1.40-1.49%                  14%                               7.0%
1.50% and above             15%                               7.5%

    The Committee has discretion to make adjustments in determining the Return on Assets Ratio only if such ratio is affected by an extraordinary, unusual or non-recurring items of income or expense, a change in accounting principles or a revaluation of assets. Such adjustment will be made only as the Committee deems necessary and appropriate in order to compensate equitably (or withhold compensation from) participants in a manner which accurately recognizes their efforts in furthering the Company's performance and earnings growth.

    For the 1993 fiscal year, the Company's Return on Assets Ratio was 1.10%. Compensation paid pursuant to the Bonus Plan is included in the Summary Compensation Table under the "Bonus" column.

    Stock Option Program. The Company has also adopted the 1991 Incentive Stock Option Plan (the "Option Plan"). The Committee believes that by providing those officers who have substantial responsibility for the management and growth of the two companies an opportunity to increase their ownership of the Company's Common Stock, the interests of shareholders and executives will be closely aligned. Therefore, persons holding the positions of Assistant Vice President or more senior offices in the Company and the Bank are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company's Common Stock at a specified price in the future. Options are granted at an exercise price not less than the closing price of the Company's Common Stock in the AMEX reporting consolidated trading on the date of grant. In addition, in the case of Mr. Klein (and any other participants who may own more than 10% of the outstanding voting stock of the Company in the future), the option price of the shares is not less than 110% of such closing price on the date of grant.

    While the Committee has discretion in determining whether options will be awarded in any given year, which eligible officers will receive options and the number of options to be received by such officer, the maximum number of options which may be granted during any fiscal year to an individual within a particular officer category is as follows:

                                                                Annual
                                                             Maximum Option
Officer Class                                             Shares (Per Officer)
- -------------------------                                 --------------------
Executive Vice President and above                                10,000
Senior Vice President                                              2,500
Vice President                                                     1,000
Assistant Vice President                                             500


    As described in the Option Grant Table in this Proxy Statement, in December 1993 Mr. Klein and four of the other named executive officers were each awarded options to purchase 10,000 shares of the Company's Common Stock. The Committee believed these awards were justified based upon the continued strong performance of the Company and the Bank under the leadership of these officers. Mr. Atlas retired effective December 17, 1993, and accordingly no additional options were awarded to him in 1993.

    Termination Benefits. It is the Company's policy to negotiate termination benefits of departing executive officers of the Company at the time of separation from service with the Company. The Company and Mr. Atlas entered into a contract dealing with his separation from service. See "Executive Compensation--Employment and Consulting Agreements."

    OBRA Deductibility Limitation. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") prohibits the deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. The Company has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

                                             Planning and Management Committee
                                                       Raymond L. Sales, Chair

                    Leslie D. Aberson                       William C. Ballard
                    Martha Layne Collins                       Al J. Schneider
                    Thomas E. Sandefur, Jr.                    Henry C. Wagner

                        COMPENSATION COMMITTEE
                INTERLOCKS AND INSIDER PARTICIPATION

    The Planning and Management Committee of the Board of Directors is responsible for executive compensation decisions as described above.
During 1993, the committee consisted of Raymond L. Sales, Leslie D. Aberson, Martha Layne Collins, Al J. Schneider and Henry C. Wagner. Mr. Sales is a partner in the law firm of Segal, Isenberg, Sales, Stewart and Cutler, which the Company retained to perform various legal services during 1993. Mr. Schneider is 75% owner of the Bank of Louisville Building Venture ("Building Venture"). The Bank leased its main office facilities from the Building Venture at an annual cost of $361,666 for all of 1993. Mr. Schneider is also 33% owner of Al J. Schneider & Associates, which leased certain main office facilities to the Bank for lease payments aggregating $110,000 during the 1993 fiscal year.

                      CERTAIN TRANSACTIONS

    Robert P. Adelberg, a director of the Company, is President of Robert Adelberg Insurance Agency, Inc., which acts as an insurance consultant and agent to the Company with regard to property, liability and blanket bond insurance services. The Company purchased insurance coverage through the Robert Adelberg Insurance Agency, Inc. at a cost of $256,368 for the 1993 fiscal year. Robert Adelberg Insurance Agency, Inc. leased space to the Bank at an annual cost of $24,000 for the 1993 fiscal year.

    William C. Ballard, Jr., a director of the Company, is of counsel to the law firm of Greenebaum Doll & McDonald, which the Company retained to perform various legal services during the 1993 fiscal year.

    Donald G. McClinton, a director of the Company, beneficially owned a 50% interest in Yellow Cab Company, a courier service to which the Company and the Bank made payments aggregating $69,266 for courier services rendered during the 1993 fiscal year.

    In the ordinary course of its business, the Company, through the Bank, has in the past and expects to have in the future, banking transactions including borrowing, with its directors, officers, principal shareholders and their associates. When these banking transactions are credit transactions, they are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons, involving no more than normal risk of collection and presenting no unfavorable features.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities Exchange Commission ("SEC") initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations, the Company believes that during the last fiscal year all Section 16(a) filing requirements were complied with, except that Gail Pohn and Robert Sachs, each an Executive Vice-President, inadvertently omitted from their respective Form 3's the grant of 10,000 stock options awarded upon his joining the Company. The grants were properly reflected on the first Form 4 report filed by each during 1993.

          COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

    The following graph shows the cumulative return experienced by the Company's shareholders during the last five years compared to the S&P 500 Composite Stock Index and the CRSP Index for NASDAQ Bank Stocks. The graph assumes the investment of $100 on December 31, 1988 in the Company's Common Stock and each index and the reinvestment of all dividends paid during the five-year period.




         PERFORMANCE GRAPH UNDER COVER OF FORM SE FILED MANUALLY.







                          1988      1989      1990      1991     1992      1993
                          -----     -----     -----     -----    -----     -----
Mid-America Bancorp       $100      $124      $100      $127     $170      $200
S&P 500 Composite          100       132       128       166      179       197
NASDAQ Bank Stocks         100       111        81       134      194       221

 3.  ADOPTION OF NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

    The Board of Directors has adopted a resolution recommending that shareholders consider and approve at the Annual Meeting a proposal to approve the adoption of the Non-Employee Directors Deferred Compensation Plan ("the Plan"). The Plan permits non-employee directors of the Company ("Participants") to defer the receipt of fees in stock or cash which would otherwise be paid to the director for services on the Board and its Committees. The Company currently has 15 non-employee directors who are eligible to participate in the Plan. The Plan reserves 70,000 shares of Common Stock of the Company for issuance in connection with any stock deferrals under the Plan. The full text of the Plan is included as Appendix A to the Proxy Statement, and the following description of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan.

    Fees paid to non-employee directors are not being changed. The Plan requires Participants to defer 100% of their fees if they make a deferral election. Participants may elect to have the deferred amounts invested 100% in shares of the Common Stock of the Company (a "Share Election") or to accumulate and earn interest (a "Cash Election"). In order to comply with the rules promulgated under Section 16(b) of the Exchange Act, no Share Election will be effective until six months after the date of the Share Election, with the result that during such six-month period, the Participants will be deemed to have made a Cash Election. Once an election has been made, it will remain in effect with respect to all future amounts which would otherwise be paid to the Participant as a director until changed by the filing of a new election in accordance with the terms of the Plan.

    Amounts deferred pursuant to a Cash Election will earn interest at a floating rate equal to the announced prime rate of Mid-America Bank of Louisville & Trust Company, compounded annually. To encourage Participants to purchase shares of the Common Stock of the Company, if a Share Election is made, the Participant Account will be credited with 110% of the compensation otherwise payable to the Participant. Participant Accounts consisting of shares will also be credited as of the payment date for dividends on the Common Stock in an amount equal to the dividends attributable to the number of shares held in the Participant Account.

    Payments of Participant Account balances will be made on the earliest to occur of (i) 60 days after the date the Participant ceases to be a director, (ii) 60 days following a Change in Control of the Company, or
(iii) the date selected by the Participant at the time of electing to participate in the Plan. The right to receive payments under the Plan is not assignable or transferable except by will or the laws of descent and distribution.

    Under current tax laws, no income will be recognized by a Participant at the time of the deferral. Upon payment, the Participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. (The date of the share valuation may be affected by Section 16(b) of the Exchange Act.) The Company will be entitled to a deduction equal to the income recognized by the Participant.

    The affirmative vote of a majority of shares of the Common Stock cast at the Annual Meeting on this proposal is required for the approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF
THE PLAN.


     4.  INCREASE IN AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

    The Board of Directors has adopted a resolution recommending that the shareholders consider and approve at the Annual Meeting a proposal (the "Second Proposed Amendment") to amend Article IV of the Articles of Incorporation of the Company to read, in pertinent part, as follows:

                            "ARTICLE IV

    The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 12,750,000 shares which shall be divided into two classes as follows:

        12,000,000 shares of Common Stock, having no par value per share; and

        750,000 shares of Preferred Stock, having no par value per share.

    ... ."

    The Second Proposed Amendment will increase by 2,000,000 the number of authorized shares of the Company's Common Stock. Article IV in all other respects will remain unchanged. The Board of Directors believes it is advisable to have additional shares of Common Stock available for future acquisitions, equity financing requirements, payments of stock dividends or other stock distributions, employee stock incentive programs or other general corporate purposes. Depending upon the nature and terms of the transactions in which any additional shares are issued, the issuance may involve dilution of the equity interests and voting power of existing stockholders. Although the Board of Directors has no reason to believe that a takeover of the Company is likely to occur, increasing the number of authorized shares of Common Stock may provide the Company with the means of discouraging any such attempt. Management has no present intention to use the proposed additional shares as an anti-takeover device. Except for employee stock options and existing plans providing for the issuance of stock, the Company has no present plans, arrangements or understandings which would require the issuance of any shares of Common Stock.

    The Board of Directors believes that the additional authorized Common Stock will give the Company greater flexibility by allowing the Company to issue shares of Common Stock without the expense or delay of obtaining shareholder approval when additional shares are needed. Further shareholder authorization would not be necessary prior to any such issuance, except for certain situations where shareholder approval may be required under the rules of the American Stock Exchange or Kentucky law.

    The affirmative vote of a majority of shares of the Common Stock of the Company cast at the Annual Meeting on this proposal is required to approve the Second Proposed Amendment.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE SECOND PROPOSED AMENDMENT.


                  5.  RATIFICATION OF INDEPENDENT AUDITORS

    At the Annual Meeting, the Board of Directors will recommend and the shareholders will be asked to ratify the appointment of KPMG Peat Marwick of Louisville, Kentucky, as independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1994. KPMG Peat Marwick has acted as the Company's independent auditors since 1990. Representatives of KPMG Peat Marwick will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial statements.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF KPMG PEAT MARWICK AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1994.


                           6.  OTHER MATTERS

    The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote such proxy in accordance with their judgments in such matters.

               SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

    Shareholders who desire to present proposals at the 1995 annual meeting of shareholders must forward them in writing to the President of the Company so that they are received no later than November 11, 1994 in order to be considered for inclusion in the Company's proxy statement for such meeting.
                                         By order of the Board of Directors

                                                               Orson Oliver
                                                                  President
Louisville, Kentucky
March 9, 1994

                                APPENDIX A



                            MID-AMERICA BANCORP

                     NON-EMPLOYEE DIRECTORS DEFERRED
                             COMPENSATION PLAN

                                ARTICLE 1

Purposes

    1.1 Purposes. The purposes of this Non-Employee Directors Deferred Compensation Plan ("Plan") of Mid-America Bancorp, a Kentucky corporation ("Company"), are to encourage the Company's non-employee directors to invest in the future of the Company through ownership of an interest in the Company and to provide flexibility to the Company in attracting and retaining directors.


                             ARTICLE 2.

Eligibility and Participation

    2.1.  Eligibility.    Any director of the Company who is not an employee
of the Company or a subsidiary of the Company ("Director") is eligible to participate in the Plan.

    2.2. Participation.    A Director shall become a participant in the Plan
("Participant") by filing an Election Form in accordance with the provisions of Section . A Participant shall remain a Participant until such time as the Participant has received all payments to which the Participant is entitled under the terms of the Plan.


                                ARTICLE 3.

                          Shares Subject to Plan

    3.1  Number of Shares.    Subject to adjustment as provided in Section
, the number of shares of the Company's common stock ("Common Stock"), reserved for issuance under the Plan is 70,000 shares. Any Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    3.2  Adjustments.    In the event of a merger, reorganization,
consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Common Stock, the Committee (as hereinafter defined) shall substitute or adjust the total number and class of stock or securities which may be issued under the Plan and which are credited to a Participant's Deferred Stock Account as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants.


                            ARTICLE 4.

                         Administration

    4.1  The Committee.    The Plan shall be administered by the Planning &
Management Committee of the Board of Directors of the Company ("Board"), or by any other committee ("Committee") appointed by the Board consisting of two or more directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3 (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

    4.2  Authority of the Committee.    The Committee shall have sole
discretion to make all determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority as identified hereunder. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, Participants and their estates and beneficiaries.

    4.3.  Section 16 Compliance.    It is the intention of the Company that
the Plan and the administration of the Plan comply in all respects with
Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.


                              ARTICLE 5

                           Deferral Election

    5.1  Making of Election

    a. Each Director may elect in writing, in the manner and on the form ("Election Form") prescribed by the Committee, to defer payment of all, but not less than all, of the fees which would otherwise be paid to such Director by the Company for services on the Board and committees thereof. An election shall be effective with respect to amounts which would otherwise be paid to the Participant beginning on or after the first day of the calendar quarter following the making of the election; provided, however, that in the case of those persons who are Directors on the date hereof, the initial election shall become effective as of July 1, 1994. Once an election has been made, it shall remain in effect with respect to all future amounts which would otherwise be paid to the Participant as a Director until changed by the filing of a new election in the manner provided in Section 5.1.b.

    b. In the case of those persons who are Directors on the date hereof, the initial election, if any, to participate in the Plan shall be made by April 30, 1994. In the case of Directors elected or reelected at an annual meeting of the Company, an election or change in an existing election may only be made within 30 days following the annual meeting. In the case of a Director elected at other than an annual meeting, the initial election to participate in the Plan may only be made within 30 days following the Director's election to the Board. At the time of making any such election or change in an existing election, the Participant shall further elect, in accordance with procedures adopted by the Committee, (i) to have either 100% or 50% of the amount of such deferred fees be deemed invested in Common Stock ("Share Election"), or (ii) to have either 100% or 50% of such deferred fees deemed invested with interest ("Cash Election"); provided, however, that in no event shall a Share Election be effective until six months after the date of the Share Election, with the result that during such six-month period, the Participant shall be deemed to have made a Cash Election.

    5.2  Participant Account.    A Participant Account shall be established
for each Participant. Deferred compensation will be credited to the Participant's Participant Account as of the date such compensation would otherwise be payable to the Participant. A Participant Account shall include a Deferred Cash Account, if a Cash Election has been made, and/or a Deferred Stock Account, if a Share Election has been made.


    5.3  Deferred Cash Account.    Each Deferred Cash Account shall be
credited with the amounts deferred on behalf of a Participant plus annual interest thereon as provided in Section 7.1.

    5.4  Deferred Stock Account.    Each Deferred Stock Account shall be
credited with 110% of the amounts deferred to the Deferred Stock Account on behalf of a Participant. Deferred Stock Accounts shall also be credited as of the payment date for dividends on Common Stock in an amount equal to the dividends attributable to the number of shares of Common Stock credited to the Participant's Deferred Stock Account as of the record date set by the Board for the payment of dividends (the amounts referred to in the first two sentences of this Section 5.4 are hereinafter referred to as the "Cash Credits"). As of the last day of March, June, September and December of each year, there shall be credited to a Participant's Deferred Stock Account a number of shares of Common Stock equal to that whole number obtained by dividing (i) the amount of Cash Credits in the Deferred Stock Account as of such date, by (ii) the fair market value of the Common Stock (determined as provided in Section 6.1) on such date. Any amount of the Deferred Stock Account in excess of the number of shares of Common Stock credited to the Deferred Stock Account shall be treated as a Cash Credit and held in the Deferred Stock Account until the end of the following quarterly crediting date.

                                ARTICLE 6

                           Fair Market Value

    6.1  Fair Market Value.    For purposes of this Plan, the fair market
value of the Common Stock on any date shall be (i) if the Common Stock is listed on a national or regional exchange, or on the NASDAQ National Market System or a comparable market, the closing price of the Common Stock on such date, or (ii) if (i) above does not apply, the value determined by the Committee.

                           ARTICLE 7

                           Interest

    7.1  Interest on Deferred Cash Account.    Interest will be credited to
each Deferred Cash Account at the announced prime rate of Bank of Louisville as the same shall exist from time to time, changing with each change in such announced prime rate. This assumed interest shall be compounded annually and treated as earned from the date deferred compensation is credited to the Deferred Cash Account to the date of withdrawal.


                              ARTICLE 8

                     Payment of Deferred Amounts

    8.1  Limitation on Payment of Deferred Amounts.    No payment may be made
from any Participant Account except as provided in this Article 8.

    8.2  Time for Payment of Deferred Amounts.

    a. Payment of the amount in a Participant Account shall be made upon the earlier to occur of (i) 60 days following the date the Participant ceases to be a Director, (ii) the date selected by the Participant at the time of making a Cash Election or Share Election (which date may be different for the Cash Election and the Stock Election) or (iii) 60 days following a Change in Control (as defined in Section 8.2.b). Payment shall be made in the form of a lump sum, with payment from a Deferred Cash Account made in cash, and payment from a Deferred Stock Account made in Common Stock (except for any Cash Credits remaining in the Participant's Deferred Stock Account, which shall be paid in cash).


    b. For purposes of the Plan, a Change in Control shall occur upon (i) the acquisition by any person after the date hereof of beneficial ownership of 50% or more of the voting power of the Company's outstanding voting stock, (ii) five or more of the current members of the Board ceasing to be members of the Board unless any replacement director was elected by a vote of either at least 75% of the remaining directors, or of at least 75% of the shares entitled to vote on such replacement, or (iii) approval by the stockholders of the Company of (a) a merger or consolidation of the Company with another corporation if the stockholders of the Company immediately before such vote will not, as a result of such merger or consolidation, own more than 50% of the voting stock of the corporation resulting from such merger or consolidation, or (b) a complete liquidation of the Company or sale of all, or substantially all, of the assets of the Company. Notwithstanding the foregoing, a Change in Control shall not occur solely because 50% or more of the voting stock of the Company is acquired by (i) a trust which is part of an employee benefit plan maintained by the Company or its subsidiaries, or (ii) a corporation which, immediately following such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.


                               ARTICLE 9

                             Miscellaneous

    9.1  Assignability.    No right to receive payments hereunder shall be
transferable or assignable by a Participant except by will or by the laws of descent and distribution.

    9.2  Amendment or Termination.    The Plan may be amended, modified or
terminated by the Board at any time or from time to time. Notwithstanding the foregoing, without the approval of stockholders of the Company (as may be required by Section 16 of the Exchange Act and the rules promulgated thereunder, any national securities exchange or system on which the Common Stock is then listed or reported or a regulatory body having jurisdiction with respect hereto), no such amendment, modification or termination may
(i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the total number of shares of Common Stock which may be issued under the Plan, except as provided in Section or (iii) materially modify the eligibility requirements for participation in the Plan. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's existing rights under the Plan.

    9.3  Future Director Terms.    Nothing in the Plan, nor any action taken
under the Plan, shall be construed as giving any Participant a right to continue as a Director or require the Company to nominate or cause the nomination of a Participant for a future term as a Director.

    9.4  Participant's Rights Unsecured.    The right of any Participant to
receive payment of deferred amounts under the provisions of the Plan shall be an unsecured claim against the general assets of the Company. The maintenance of individual Participant Accounts is for bookkeeping purposes only. The Company is not obligated to acquire or set aside any particular assets for the discharge of its obligations, nor shall any Participant have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations hereunder.

    9.5  Governing Law.    To the extent not preempted by Federal law, this
Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

    IN WITNESS WHEREOF, the Company has caused the Plan to be executed by the Board this 21st day of February, 1994.


                                                      MID-AMERICA BANCORP


                                      By: /s/ Bertram W. Klein

                                      Bertram W. Klein, Chairman of the Board

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      MID-AMERICA BANCORP
                       500 West Broadway
                   Louisville, Kentucky 40202
              PROXY-ANNUAL MEETING OF STOCKHOLDERS

         The undersigned, a shareholder of MID-AMERICA BANCORP, a Kentucky corporation (the "Company"), hereby appoints BERTRAM W.
KLEIN, ORSON OLIVER and ROBERT H. SACHS, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the Label Room of the Executive Inn, Louisville, Kentucky on Tuesday, April 21, 1994 at 10:00 a.m. (E.D.T.), and at any adjournment thereof.

         The undersigned hereby instructs said proxies or their substitutes:

1.  CREATION OF CLASSIFIED BOARD OF DIRECTORS.
         To approve an amendment to the Company's Articles of
         Incorporation to provide for the classification of the Board of Directors.
         [ ]  For           [ ] Against         [ ] Abstain

2.  ELECTION OF DIRECTORS:
         Class I Nominees:  Robert P. Adelberg, Stanley L. Atlas,
                  Martha Layne Collins, Bertram W. Klein and Al J.
                  Schneider
         Class II Nominees:  Harry S. Frazier, Jr., Donald G. McClinton,
                  John S. Palmore, Woodford R. Porter, Sr., Raymond
                  L. Sales and Thomas E. Sandefur, Jr.
         Class III Nominees:  Leslie D. Aberson, William C. Ballard,
                  Jr., Peggy Ann Markstein, Orson Oliver, Benjamin K. Richmond and Henry C. Wagner

[ ] Vote FOR all nominees listed above     [ ] WITHHOLD AUTHORITY
     (except those listed below)               to vote for all
                                               nominees listed
                                                above

         INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.

3.  ADOPTION OF DEFERRED COMPENSATION PLAN FOR DIRECTORS.
         To adopt a plan allowing non-employee members of the Board of Directors to defer the compensation they receive from the Company as directors.
         [ ] For          [ ] Against         [ ] Abstain

4.  INCREASE THE NUMBER OF AUTHORIZED SHARES.
         To approve an amendment to the Company's Articles of Incor-poration increasing the number of authorized shares of common stock from 10,000,000  shares to 12,000,000  shares.
         [ ] For          [ ] Against         [ ] Abstain

         This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

5.  RATIFICATION OF INDEPENDENT AUDITORS.
         To ratify the appointment of KPMG Peat Marwick as the Company's independent auditors to audit the consolidated financial statements of the Company for the year ending
         December 31, 1994.

         [ ] For          [ ] Against         [ ]  Abstain


This Proxy, when properly executed, will be voted in accordance with any directions hereinbefore given. Unless otherwise specified, this proxy will
be voted FOR Proposals 1, 2, 3, 4 and 5.   MANAGEMENT RECOMMENDS A VOTE FOR
THE ABOVE MATTERS.


6. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

         The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 9, 1994, and a copy of the Company's Annual Report for the period ended December 31, 1993.



Please sign exactly as shared are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                  _________________________________________________
                  Signature                                    Date

                  _________________________________________________
                  Signature, if held jointly                   Date

                                                             Shares